INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (“Agreement”) is made and entered into as of the 12th day of March, 2019, by and between SPINNAKER ETF TRUST, a Delaware statutory trust (the “Trust”), and OBP CAPITAL, LLC, a North Carolina limited liability company (the “Adviser”), located at 116 South Franklin Street, P.O. Box 69, Rocky Mount, NC 27802, on behalf of the series enumerated in Appendix A hereof (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with the terms contained below, being herein referred to as a “Fund,” and collectively as the “Funds”).
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company act of 1940, as amended (the “Act”); and
WHEREAS, the Adviser is registered as an investment advisor under the Investment Advisers Act of 1940, and engages in the business of asset management; and
WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Funds in the manner and on the terms and conditions hereinafter set forth, and the Adviser is willing to furnish such services;
NOW, THEREFORE, the parties hereto agree as follows:
1. APPOINTMENT OF THE ADVISER.  The Trust appoints the Adviser as investment adviser to the Funds, for the period and on the terms set forth in this Agreement.
2. OBLIGATIONS OF THE ADVISOR.  Subject to the supervision of the Trust’s Board of Trustees, the Adviser will provide a continuous investment program for the Funds.
(a) Services.  The Adviser agrees to perform the following services for the Funds:
(i)	Manage the investment and reinvestment of the assets of the Funds;
(ii)	Continuously review, supervise, and administer the investment program of the Funds;
(iii)	Determine, in its discretion, the securities to be purchased, retained, or sold (and implement those decisions) with respect to the Funds;
(iv)	Provide the Funds and the Trust with records concerning the Adviser’s activities under this Agreement which the Funds and the Trust are required to maintain;
(v)	Render regular reports to the Trust’s trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities; and
(vi)	Perform such other services as agreed by the Adviser and the Trust from time to time.

The Adviser shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Funds’ objectives, policies, and limitations as set forth in the prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations.  All services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Adviser or through such other parties as the Adviser may determine from time to time.
(b) Expenses and Personnel.  The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render its services and to provide the office space, furnishings, equipment, and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the services on the terms and for the compensation provided herein.  The Adviser shall authorize and permit any of its officers, directors, and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected.
(c) Fund Transactions.  The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Fund.  With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for Fund transactions, which is a combination of price, quality of execution, and other factors.  The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice, and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to each Fund and its other clients and that the total commission paid by each Fund will be reasonable in relation to the benefits to each Fund and its other clients over the long-term.  The Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.
(d) Books and Records.  All books and records prepared and maintained by the Adviser for the Funds under this Agreement shall be the property of the Trust and, upon request, the Adviser shall surrender to the Funds and the Trust such of the books and records so requested.
(e) Compliance Procedures.  The Adviser will, in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, adopt and implement written policies and procedures reasonably designed to prevent violations of the Investment Advisers Act of 1940 and will provide the Trust with copies of such written policies and procedures upon request.
(f) Code of Ethics.  The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Adviser will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent “access persons” (as that term is defined in Rule 17j-l) from violating the code.
3. COMPENSATION AND EXPENSES.  In exchange for its services and the payment of all expenses incurred by each Fund except for the (i) fee payment under this Agreement, (ii) brokerage fees and commissions, (iii) acquired fund fees and expenses; (iv) fees and expenses associated with investments in other collective investment vehicles or derivative instruments (including for example option and swap fees and expenses); (v) borrowing costs (such as interest and dividend expense on securities sold short); (vi) taxes; and (vii) extraordinary expenses, such as litigation expenses (which may include indemnification of Fund officers and Trustees and contractual indemnification of Fund service providers (other than the Adviser or Sub-Adviser)), the Adviser will receive the fee set forth on Appendix A attached hereto, based on the average daily net assets of each Fund (the “Management Fee”). The Management Fee will be payable monthly in arrears on the last business day of each calendar month. The Adviser may waive all or a portion of its fees with respect to the Fund.

4. STATUS OF ADVISER.  The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby; provided, however, that without providing written notice to the Trust’s Board of Trustees, the Adviser will not serve as investment adviser to any other registered investment company having a similar investment strategy to that of the Trust.  The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser, who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
5. RETENTION OF SUB-ADVISER.  Subject to the Trust’s obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers, at the Adviser’s own cost and expense, for the purpose of managing the investments of the assets of the Funds. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 6 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser’s duties hereunder.
6. LIMITATION OF LIABILITY AND INDEMNIFICATION.  The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.  The Adviser shall not be liable for any error of judgment or for any loss suffered by the Funds or Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.  It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the Act or the Securities Act of 1933, except for information supplied by the Adviser for inclusion therein.  The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust.
Any liability of the Adviser to the Funds shall not automatically impart liability on the part of the Adviser to any other series of the Trust.  The Funds shall not be liable for the obligations of any other series of the Trust, nor shall any other series of the Trust be liable for the obligations of the Funds.  The limitations of liability provided under this section are not to be construed so as to provide for limitation of liability for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such limitation of liability would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this section to the maximum extent permitted by applicable law.

7. LIABILITY OF SHAREHOLDERS.  Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.
8. REPRESENTATIONS AND WARRANTIES
(a) Adviser’s Representations.  The Adviser represents and warrants to the Trust as follows: (i) the Adviser is a limited liability company duly organized and in good standing under the laws of the State of North Carolina and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, and shall maintain such registration in effect at all times during the term of this Agreement.
(b) Trust’s Representations.  The Trust represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the Act; and (iii) such registrations will be kept in effect during the term of this Agreement.
9. NOTICE OF CHANGE IN CONTROL.  The Adviser is obligated to notify the Trust if there is a change in control of the Adviser at least 30 days prior to the effective date of the change, or as soon as practicable in the event that 30 days’ notice is not possible.
10.    DURATION AND TERMINATION.  This Agreement shall remain in effect for an initial term of two years from the date each Fund commences operations, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided that:

(a) The Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days’ written notice of a decision to terminate this Agreement by (i) the Trust’s trustees; or (ii) the vote of a majority of the outstanding voting securities of the Trust;
(b) This Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the rules thereunder); and
(c) The Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days’ written notice to the Trust.
(d) The terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

11. AMENDMENT OR ASSIGNMENT OF AGREEMENT.
(a) Amendment. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Funds’ outstanding voting securities (as defined in the Investment Company Act of 1940).
(b) Assignment.  The parties agree that assignment of this Agreement constitutes a material breach, and further that this Agreement shall terminate automatically and immediately in the event of its assignment.
12. MISCELLANEOUS
(a) Headings.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
(b) Use of Names.  The Trust acknowledges that all rights to the name “OBP Capital, LLC” belong to the Adviser, and the Trust is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares.
(c) Entire Agreement and Severability.  This Agreement represents the entire agreement among the parties with regard to the investment management matters described herein and may not be amended, modified, or waived without the affirmative written consent of the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.
(d) Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.
(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

REPRESENTATION OF SIGNATORIES.   The undersigned expressly warrant and represent that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

SPINNAKER ETF SERIES

By: /s/ Katherine M. Honey
Name: Katherine M. Honey
Title: President

OBP CAPITAL, LLC

By: /s/ Katherine M. Honey
Name: Katherine M. Honey
Title: Managing Member

Appendix A
INVESTMENT ADVISORY AGREEMENT

COMPENSATION SCHEDULE

For the services delineated in this Agreement, the Adviser shall receive an investment advisory fee equal to an annualized rate of the average daily net assets of each of the Funds listed below.  The fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund and determined in the manner described in the Fund’s Prospectus and Statement of Additional Information.

INVESTMENT ADVISORY FEE
The Cannabis ETF	0.95%

SPINNAKER ETF SERIES

By: /s/ Katherine M. Honey
Name: Katherine M. Honey
Title: President

OBP CAPITAL, LLC

By: /s/ Katherine M. Honey
Name: Katherine M. Honey
Title: Managing Member